Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen High Yield Bond Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
                Distributions   Distributions   Outstanding     NAV

Class A         13,170,929      0.12            106,725,104     3.30
Class B         5,371,656       0.11            48,145,170      3.30
Class C         6,032,093       0.11            53,204,033      3.30
Class I         1,743,791       0.12            13,122,698      3.30

Evergreen Strategic Income Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
                Distributions   Distributions   Outstanding     NAV

Class A         4,967,952       0.16            28,796,189      6.30
Class B         1,474,801       0.14            9,758,934       6.32
Class C         1,393,431       0.14            9,378,345       6.31
Class I         547,916         0.17            3,113,412       6.20

Evergreen U.S. Government Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
                Distributions   Distributions   Outstanding     NAV

Class A         1,670,628       0.22            7,626.693       9.95
Class B         290,217         0.18            1,488,002       9.95
Class C         143,330         0.16            752,848         9.95
Class I         10,296,126      0.23            45,221,450      9.95

Evergreen Institutional Mortgage Portfolio
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
                Distributions   Distributions   Outstanding     NAV

Class I         1,552,818       0.25            6,446,935       9.74

Evergreen Diversified Bond Fund
                72DD            73A             74U             74V
                Dollar          Per Share       Shares
                Distributions   Distributions   Outstanding     NAV

Class A         6,063,973       0.42            14,259,159      14.40
Class B         449,346         0.37            1,173,860       14.40
Class C         644,879         0.37            1,721,837       14.40
Class I         1,850,877       0.44            4,094,636       14.40